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                                                                      EXHIBIT 11

                               DIGENE CORPORATION

                  STATEMENT RE:  COMPUTATION OF PER SHARE LOSS

                                                  THREE MONTHS ENDED            SIX MONTHS ENDED
                                                     DECEMBER 31,                 DECEMBER 31,
                                               ------------------------    --------------------------
                                                  1996          1995          1996           1995
                                               -----------    ---------    -----------    -----------
Earnings per share:
Weighted average shares of Common Stock
  outstanding...............................    11,312,446      372,682     11,310,665        369,427
Shares of 1994 Series Preferred Stock issued
  during the twelve month period prior to
  March 29, 1996, the date of the filing of
  the Company's Registration Statement on
  Form S-1 (using the treasury stock
  method)...................................            --      192,607             --        192,607
Shares of Common Stock issued during the
  twelve month period prior to March 29,
  1996, the date of the filing of the
  Company's Registration Statement on Form
  S-1 (using the treasury stock method).....            --        5,295             --          5,295
Common equivalent shares from options and
  warrants issued during the twelve month
  period prior to March 29, 1996, the date
  of the filing of the Company's
  Registration Statement on Form S-1 (using
  the treasury stock method)................            --      283,666             --        283,666
                                               -----------    ---------    -----------    -----------
Total.......................................    11,312,446      854,250     11,310,665        850,995
                                                ==========    =========     ==========     ==========
Loss for the period.........................   $(1,171,671)   $(563,172)   $(1,904,412)   $(1,099,669)
                                                ==========    =========     ==========     ==========
Net loss per share..........................   $     (0.10)   $   (0.66)   $     (0.17)   $     (1.29)
                                                ==========    =========     ==========     ==========
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